RESTRICTED STOCK AGREEMENT

UNDER THE SAIA, INC.

2018 OMNIBUS INCENTIVE PLAN

THIS AGREEMENT, made as of February [__], 2024 by and between Saia, Inc., a Delaware corporation (hereinafter called the “Company”), and Frederick J. Holzgrefe, III (hereinafter called the “Awardee”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (“Board”) has adopted, and stockholders of the Company approved at the 2018 annual meeting of stockholders, the Saia, Inc. 2018 Omnibus Incentive Plan (“Plan”) pursuant to which restricted stock of the Company may be granted to employees of the Company and its subsidiaries; and

WHEREAS, Awardee is now an employee of the Company or a subsidiary of the Company; and

WHEREAS, the Company desires to make a restricted stock award to the Awardee for [________________ (______)] shares of its common stock (“Award”) under the terms hereinafter set forth and the terms of the Plan.

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1.
Award Subject to Plan. This Award is made under and is expressly subject to all the terms and provisions of the Plan, a copy of which Awardee acknowledges has been received, and which terms are incorporated herein by reference. Awardee agrees to be bound by all the terms and provisions of the Plan. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Section 5 of the Plan (the “Committee”) has been appointed by the Board, and designated by it, as the Committee to make awards under the Plan.
2.
Grant of Award. Pursuant to action of the Committee, which action was effective on February [__], 2024 (“Date of Award”), the Company awards to the Awardee [________________ (______)] shares of the common stock of the Company, of the par value of $0.001 per share (“Common Stock”); provided, however, that the shares hereby awarded (“Restricted Stock”) are nontransferable by the Awardee unless and until vested as provided in this Agreement and are subject to the risk of forfeiture described herein. Unless and until vested, at the Company’s election, the shares awarded pursuant to the Restricted Stock Award will either be represented in book-entry form by the transfer agent for the Common Stock or by a certificate held by the Company or such transfer agent. Any certificate relating to such shares shall be registered in the name of the Awardee and shall bear an appropriate legend referring to the applicable terms, conditions and restrictions.
3.
Time Vesting. If the Awardee is and has been continuously in the service of the Company or a subsidiary of the Company since the Date of the Award, then the Award shall vest in three annual installments with the first installment of [____] shares vesting on the one year anniversary of the Date of Award, the second installment of [____] shares vesting on the two year anniversary of the Date of Award and the third installment of [____] shares vesting on the three year anniversary of the Date of Award after which such shares of Restricted Stock shall become immediately free of such restrictions.
4.
Change in Control. Upon a Change in Control, all shares of Restricted Stock not then vested shall become immediately vested and free of the restrictions of Section 2.
5.
Death of the Awardee; Total Disability; Retirement.
(a)
In the event of the death of the Awardee or termination of employment of Awardee prior to the one year anniversary of the Date of Award, this Award shall terminate and all shares of unvested Restricted Stock shall thereupon automatically and without further action be cancelled and forfeited for no consideration. In the event of death of the Awardee or termination of employment of Awardee due to Total Disability or Retirement on or after the one year anniversary of the Date of Award, any shares of Restricted Stock that remain unvested at such time shall become immediately vested and free of the restrictions of Section 2.
(b)
In the event of Awardee’s termination of service with the Company and subsidiaries of the Company for any reason other than as specified in the second sentence of Section 5(a), any shares of Restricted Stock, to the extent not vested as of the termination date, shall thereupon automatically and without further action be cancelled and forfeited for no consideration.
(c)
For purposes of this Agreement “Retirement” shall mean the voluntary termination of employment by Awardee by reason of retirement at or after age 55. The determination of whether a particular termination of employment qualifies as Retirement shall be made in the sole discretion of the Committee.
6.
Dividends. Any cash or in-kind dividends paid with respect to the unvested shares of Restricted Stock shall be withheld by the Company and shall be paid to Awardee, without interest, only when, and if, such shares of Restricted Stock shall become fully vested, and in no event later than 2 ½ months after the close of the year in which such Restricted Stock vests.
7.
Voting Rights. Prior to the vesting of the shares of Restricted Stock, the Awardee shall have no right to vote the shares and, except as expressly provided otherwise herein, no other rights as a holder of outstanding shares of Common Stock with respect to the Restricted Stock.
8.
Payment and Taxes. As soon as practicable following the vesting of any shares of Restricted Stock, the Company shall deliver to Awardee shares of Common Stock then vested. Awardee shall pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state, and local tax withholding that in the opinion of the Company is required by law. For the avoidance of doubt, the Awardee shall be entitled to satisfy any tax withholding obligations hereunder through an election to have shares of Common Stock of the Company withheld from any payments under this Agreement. Unless Awardee satisfies any such tax withholding obligation by paying the amount in cash, by check, stock withholding, or by other arrangements acceptable to the Company, the Company shall withhold a portion of the stock payable upon vesting equal to the tax withholding obligation. Any share withholding pursuant to this Section 8 is intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3(e) under the Exchange Act. As a condition to the effectiveness of this Restricted Stock Award, Awardee shall not make any election to Section 83(b) of the Internal Revenue Code of 1986, as amended, to realize taxable income with respect to the Award as of the Date of Award without consent of the Committee.
9.
Administration. This Award has been made pursuant to a determination made by the Committee, subject to the express terms of this Agreement, and the Committee shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Awardee by the express terms hereof.
10.
No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of the Awardee as an employee, as applicable.
11.
Non‑Transferability. Neither the Award hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered by Awardee except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.
12.
Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.
13.
Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Awardee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.
14.
Amendments; Entire Agreement. Except as provided in the Plan and as otherwise expressly set forth herein, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Awardee and Saia to the extent that any such agreements or understandings conflict with the terms of this Agreement; provided, however, in the event of an inconsistency between the terms of this Agreement and the terms of that certain Employment Agreement entered into March 5, 2020, as amended from time to time, between Company and Awardee, the terms of the Employment Agreement shall govern.
15.
Successors and Assigns. Subject to the limitations set forth in this Agreement and the Plan, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. This Agreement may not be assigned by Awardee without the consent of the Committee.

16.
Stock Ownership Guidelines. Awardee acknowledges that the Board has adopted Stock Ownership Guidelines applicable to certain officers of the Company and such Guidelines may be modified or amended in whole or in part at any time.
17.
Forfeiture. Awardee acknowledges and agrees that the Award granted hereunder is subject to (a) the terms of the Amended and Restated Saia, Inc. Incentive Compensation Recovery Policy adopted by the Board on October 26, 2023, a copy of which was provided to Awardee contemporaneously with this Agreement, (b) the terms of the Saia, Inc. Clawback Policy, adopted by the Board on October 26, 2023, and (c) any additional obligations as may be required by law, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002. Awardee further acknowledges and agrees that the Board may amend or modify such Incentive Compensation Recovery Policy or Clawback Policy at any time or may adopt a new policy or policies replacing or supplementing either such policies and that any such policy or policies, as so amended, modified, replaced or supplemented, shall be binding on Awardee and the Award granted hereunder.
18.
Choice of Law; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 18.
19.
Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Awardee has signed this Agreement to evidence the Awardee’s acceptance of the terms hereof, all as of the date first above written.

SAIA, INC.

By:

Douglas L. Col,

Executive Vice President,

Chief Financial Officer and Secretary

ATTEST:

Kelly W. Benton
Vice President and Chief Accounting Officer

Frederick J. Holzgrefe, III, Awardee